As filed with the Securities and Exchange Commission on July 28, 2006.
Registration No. 333-135913

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Qimonda AG
(Exact name of registrant as specified in its charter)

Federal Republic of Germany	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Gustav-Heinemann-Ring 212
81739 Munich, Germany
+(49)(89) 234-20390
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Qimonda North America Corp.
Attn: General Counsel
1730 North First Street
San Jose, California 95112
+1(408) 501-6000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Ward A. Greenberg, Esq. Cleary Gottlieb Steen & Hamilton LLP Main Tower, Neue Mainzer Strasse 52 60311 Frankfurt Am Main, Germany +(49)(69) 9 71 03-0	J. Warden McKimm, Esq. Shearman & Sterling LLP Broadgate West 9 Appold Street London EC2A 2AP, United Kingdom +(44)(20) 7655 5000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities	Proposed Maximum	Amount of
to be Registered	Aggregate Offering Price(1)	Registration Fee(4)

Ordinary Shares, no par value, offered by the Registrant(2)	$756,000,000	$80,892

Ordinary Shares, no par value, offered by Infineon Technologies AG (2)(3)	$548,100,000	$58,647

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933. Registration fee has previously been paid in connection with the initial filing of this Registration Statement.

(2)	Each American depositary share represents one ordinary registered share. American depositary shares issuable upon deposit of the ordinary registered shares registered hereby are being registered pursuant to a separate Registration Statement on Form F-6.

(3)	Includes up to 9,450,000 ordinary shares represented by 9,450,000 American depository shares that the underwriters have the option to purchase solely to cover over-allotments, if any.

(4)	Registration fee has previously been paid in connection with the initial filing of this Registration Statement.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      This Amendment No. 2 to Form F-1 is filed solely for the purpose of filing exhibit 1 to the Registration Statement on Form F-1 (Registration No. 333-135913) filed by Qimonda AG with the Securities and Exchange Commission on July 21, 2006 (the “Registration Statement”). This Amendment consists of this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. It does not contain a copy of the preliminary prospectus included in the Registration Statement, nor is it intended to amend or delete any part of the preliminary prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers
      The laws of Germany make no provision for the indemnification of members of the Supervisory or Management Boards of a German stock corporation.
      The Registrant has provided insurance for the indemnification of its directors and officers against general civil liability that they may incur in connection with their activities on behalf of Qimonda AG. The Registrant will continue to provide insurance for the indemnification of its officers and directors against such liability, as well as against liabilities under the Securities Act.
      In the underwriting agreement, the underwriters will agree to indemnify, under certain conditions, the Registrant, members of the Registrant’s supervisory board and management board and persons who control the Registrant within the meaning of the Securities Act, against certain liabilities.

Item 7.	Recent Sales of Unregistered Securities
      The Registrant has not sold any securities, registered or otherwise, within the past three years, except for the shares issued upon its carve-out to the Registrant’s sole stockholders, which issuances were not subject to the provisions of the Securities Act in accordance with Regulation S thereunder. On April 25, 2006, the Registrant granted 132,288,975 of its no-par value ordinary registered shares to Infineon Technologies AG and on May 4, 2006, it granted 167,686,025 of its no-par value ordinary registered shares to Infineon Technologies Holding B.V. In each case, these shares were granted in exchange for the contribution of those assets and liabilities by the Registrant’s stockholders which now comprise the Registrant’s business. The shares were issued in an offshore transaction, no directed selling efforts were made in the United States by the Registrant in connection with the issuance and, at the time of the issuance, there was no substantial U.S. market interest in the shares.

Item 8.	Exhibits and Financial Statement Schedules
      (a) Exhibits

Exhibit
No.	Description

1	Form of Underwriting Agreement among Qimonda AG, Infineon Technologies AG, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters listed therein.
3(i)	Articles of Association of Qimonda AG, as amended and restated as of July 14, 2006 (English translation).*
3(ii)(A)	Rules of Procedure for the Management Board of Qimonda AG (English translation).*
3(ii)(B)	Rules of Procedure for the Supervisory Board of Qimonda AG (English translation).*
4(i)(A)	Specimen of ordinary registered share certificate.*
4(i)(B)	Form of Deposit Agreement among Qimonda AG, Citibank, N.A. and holders and beneficial owners of American Depositary Shares.*
4(i)(C)	Form of American Depositary Receipt (included in Exhibit 4(i)(B)).*
5(i)	Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the legality of the securities being registered.*
10(i)(A)	Contribution Agreement (Einbringungsvertrag) between Infineon Technologies AG and Qimonda AG, dated as of April 25, 2006, and addendum thereto, dated as of June 2, 2006 (English translation).*
10(i)(B)	Contribution Agreement (Einbringungsvertrag) between Infineon Holding B.V. and Qimonda AG, dated as of May 4, 2006 (English translation).*

Exhibit
No.	Description

10(i)(C)	Trust Agreement between Infineon Technologies AG and Qimonda AG, dated as of April 25, 2006 (English translation).*
10(i)(D)	Master Loan Agreement between Qimonda AG and Infineon Technologies Holding B.V., dated April 28, 2006.*
10(i)(E)	Global Services Agreement between Infineon Technologies AG and Qimonda AG, effective May 1, 2006.*
10(i)(F)	Form of Multicurrency Revolving Credit Facility Agreement for Qimonda AG coordinated by Citigroup Global Markets Limited, Credit Suisse, London Branch, J.P. Morgan PLC and the other lenders listed therein, with Citibank International PLC acting as agent.*
10(i)(G)	Joint Venture Agreement between Infineon and Nanya Technology Corporation, executed on November 13, 2002.*,***
10(i)(H)	Amendments No. 1, 2 and 3 to the Joint Venture Agreement between Infineon and Nanya Technology Corporation, executed on November 13, 2002 (incorporated by reference to Exhibit 4.19 to Infineon’s Annual Report on Form 20-F (File No. 001-15000), filed on November 23, 2005).*,***
10(i)(I)	Amendment No. 4 to the Joint Venture Agreement between Infineon and Nanya Technology Corporation, executed on November 13, 2002.*,***
10(i)(J)	60nm Technical Cooperation Agreement between Nanya Technology Corporation and Infineon AG for DRAM Process Technology, dated September 29, 2005.*,***
10(i)(K)	110nm License and 90/70nm Technical Cooperation Agreement between Nanya Technology Corporation and Infineon Technologies AG for DRAM Process Technology, dated November 13, 2002, as amended.*,***
10(i)(L)	Product Purchase and Capacity Reservation Agreement by and between Hwa-Ya Semiconductor Inc. (Inotera), Nanya Technology Corporation and Infineon Technologies AG, dated July 15, 2003, as amended.*,***
10(i)(M)	Product Purchase and Capacity Reservation Agreement by and between Semiconductor Manufacturing International Corporation, Semiconductor Manufacturing International (Shanghai) Corporation and Infineon Technologies AG, dated December 4, 2002, as amended.*,***
10(i)(N)	Product Purchase and Capacity Reservation Agreement 300nm by and between Winbond Electronics Corporation and Infineon Technologies AG, dated August 6, 2004.*,***
10(i)(O)	Cooperative Joint Venture Contract between Infineon Technologies China Co., Ltd. and China-Singapore Suzhou Industrial Park Ventures Co., Ltd., dated July 28, 2003.*,***
10(i)(P)	Settlement and License Agreement by and among Rambus Inc., Infineon, Infineon Technologies North America Corp. and Infineon Technologies Holding North America Inc., dated as of March 21, 2005.*,***
10(i)(Q)	Form of Master IT Cost Sharing Agreement by and between Infineon Technologies AG and Qimonda AG, effective May 1, 2006.*
21	List of Significant Subsidiaries and Associated Companies of Qimonda AG as defined in Rule 1-02(w) of Regulation S-X: See “Our Business — Group Structure — Significant Subsidiaries.”*
23(A)	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft with respect to Qimonda AG.*
23(B)	Consent of KPMG Certified Public Accountants with respect to Inotera Memories, Inc.*
23(C)	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5(i)).
24	Power of Attorney.*
99(A)	Articles of Association of Inotera Memories, Inc., amended as of June 7, 2006.*

*	Previously filed.

**	To be filed by subsequent amendment to this registration statement.

***	Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission by Qimonda AG.

     (b) Financial Statement Schedules
None.

Item 9.	Undertakings
      (a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.
      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      (c) The undersigned Registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supercede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iv) For the purposes of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Munich, Germany, on this 28th day of July, 2006.

Qimonda AG

By:	*

Name: Kin Wah Loh
Member of the Management Board

By:	/s/ Dr. Michael Majerus

Name: Dr. Michael Majerus
Member of the Management Board
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Name: Kin Wah Loh		Spokesman of the Management Board, President and Chief Executive Officer (Principal Executive Officer)	July 28, 2006

/s/ Dr. Michael Majerus Name: Dr. Michael Majerus		Chief Financial Officer; Member of the Management Board (Principal Financial and Accounting Officer)	July 28, 2006

/s/ Thomas Seifert Name: Thomas Seifert		Member of the Management Board	July 28, 2006

*By:	/s/ Thomas Seifert Name: Thomas Seifert Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 has been signed by the undersigned on this 28th day of July, 2006.

QIMONDA NORTH AMERICA CORP.

By:	/s/ Michael J. Munn

Name: Michael J. Munn

Title:	General Counsel, Qimonda North America Corp.
Authorized Representative in the United States

EXHIBIT INDEX

Exhibit
No.	Description

1	Form of Underwriting Agreement among Qimonda AG, Infineon Technologies AG, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc, as representatives of the several underwriters listed therein.
3(i)	Articles of Association of Qimonda AG, as amended and restated as of July 14, 2006 (English translation).*
3(ii)(A)	Rules of Procedure for the Management Board of Qimonda AG (English translation).*
3(ii)(B)	Rules of Procedure for the Supervisory Board of Qimonda AG (English translation).*
4(i)(A)	Specimen of ordinary registered share certificate.*
4(i)(B)	Form of Deposit Agreement among Qimonda AG, Citibank, N.A. and holders and beneficial owners of American Depositary Shares.*
4(i)(C)	Form of American Depositary Receipt (included in Exhibit 4(i)(B)).*
5(i)	Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the legality of the securities being registered.*
10(i)(A)	Contribution Agreement (Einbringungsvertrag) between Infineon Technologies AG and Qimonda AG, dated as of April 25, 2006, and addendum thereto, dated as of June 2, 2006 (English translation).*
10(i)(B)	Contribution Agreement (Einbringungsvertrag) between Infineon Holding B.V. and Qimonda AG, dated as of May 4, 2006 (English translation).*
10(i)(C)	Trust Agreement between Infineon Technologies AG and Qimonda AG, dated as of April 25, 2006 (English translation).*
10(i)(D)	Master Loan Agreement between Qimonda AG and Infineon Technologies Holding B.V., dated April 28, 2006.*
10(i)(E)	Global Services Agreement between Infineon Technologies AG and Qimonda AG, effective May 1, 2006.*
10(i)(F)	Form of Multicurrency Revolving Credit Facility Agreement for Qimonda AG coordinated by Citigroup Global Markets Limited, Credit Suisse, London Branch, J.P. Morgan PLC and the other lenders listed therein, with Citibank International PLC acting as agent.*
10(i)(G)	Joint Venture Agreement between Infineon and Nanya Technology Corporation, executed on November 13, 2002.*,***
10(i)(H)	Amendments No. 1, 2 and 3 to the Joint Venture Agreement between Infineon and Nanya Technology Corporation, executed on November 13, 2002 (incorporated by reference to Exhibit 4.19 to Infineon’s Annual Report on Form 20-F (File No. 001-15000), filed on November 23, 2005).*,***
10(i)(I)	Amendment No. 4 to the Joint Venture Agreement between Infineon and Nanya Technology Corporation, executed on November 13, 2002.*,***
10(i)(J)	60nm Technical Cooperation Agreement between Nanya Technology Corporation and Infineon AG for DRAM Process Technology, dated September 29, 2005.*,***
10(i)(K)	110nm License and 90/70nm Technical Cooperation Agreement between Nanya Technology Corporation and Infineon Technologies AG for DRAM Process Technology, dated November 13, 2002, as amended.*,***
10(i)(L)	Product Purchase and Capacity Reservation Agreement by and between Hwa-Ya Semiconductor Inc. (Inotera), Nanya Technology Corporation and Infineon Technologies AG, dated July 15, 2003, as amended.*,***

Exhibit
No.	Description

10(i)(M)	Product Purchase and Capacity Reservation Agreement by and between Semiconductor Manufacturing International Corporation, Semiconductor Manufacturing International (Shanghai) Corporation and Infineon Technologies AG, dated December 4, 2002, as amended.*,***
10(i)(N)	Product Purchase and Capacity Reservation Agreement 300nm by and between Winbond Electronics Corporation and Infineon Technologies AG, dated August 6, 2004.*,***
10(i)(O)	Cooperative Joint Venture Contract between Infineon Technologies China Co., Ltd. and China-Singapore Suzhou Industrial Park Ventures Co., Ltd., dated July 28, 2003.*,***
10(i)(P)	Settlement and License Agreement by and among Rambus Inc., Infineon, Infineon Technologies North America Corp. and Infineon Technologies Holding North America Inc., dated as of March 21, 2005.*,***
10(i)(Q)	Form of Master IT Cost Sharing Agreement by and between Infineon Technologies AG and Qimonda AG, effective May 1, 2006.*
21	List of Significant Subsidiaries and Associated Companies of Qimonda AG as defined in Rule 1-02(w) of Regulation S-X: See “Our Business — Group Structure — Significant Subsidiaries.”*
23(A)	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft with respect to Qimonda AG.*
23(B)	Consent of KPMG Certified Public Accountants with respect to Inotera Memories, Inc.*
23(C)	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5(i)).
24	Power of Attorney.*
99(A)	Articles of Association of Inotera Memories, Inc., amended as of June 7, 2006.*

*	Previously filed.

**	To be filed by subsequent amendment to this registration statement.

***	Confidential treatment requested as to certain portions, which portions have been filed separately with the Securities and Exchange Commission by Qimonda AG.